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                                                                  Exhibit 10.104


                                   SUBSTITUTE
                                 REVOLVING NOTE


$10,000,000.00                    Columbus, Ohio                June _____, 1999


         FOR VALUE RECEIVED, the undersigned, hereinafter referred to in the plural, promise to pay to the order of The Provident Bank. (hereinafter called the "Bank," which term shall include any holder hereof) at such place as the Bank may designate or, in the absence of such designation, at any of the Bank's offices, the sum of Ten Million and 00/100 Dollars ($10,000,000.00) or so much thereof as shall have been advanced by the Bank at any time and not hereafter repaid (hereinafter referred to as "Principal Sum") together with interest as hereinafter provided and payable at the time(s) and in the manner(s) hereinafter provided. The proceeds of the loan evidenced hereby may be advanced, repaid and readvanced in partial amounts during the term of this revolving note ("Note") and prior to maturity as provided in the Loan Agreement hereinafter described.

         This Note is executed and the advances contemplated hereunder are to be made pursuant to a Second Amended and Restated Loan Agreement (hereinafter called the "Loan Agreement") dated as of May 15, 1997, as amended by a certain First Amendment dated June , 1999 (the "Amendment"), and all the covenants, representations, agreements, terms, and conditions contained therein, including but not limited to conditions of default, are incorporated herein as if fully rewritten. This Note is one of nine (9) promissory notes executed and delivered to the lenders that are parties to the Loan Agreement, as amended by the Amendment, in substitution for promissory notes originally executed and delivered to the lenders that were original parties to the Loan Agreement.


INTEREST
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         Interest will accrue on the unpaid balance of the Principal Sum until paid at the rate or rates of interest set forth in the Loan Agreement.

         Upon default, whether by acceleration or otherwise, interest will accrue on the unpaid balance of the Principal Sum and unpaid interest, if any, until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to two (2) percentage points in excess of the Prime Commercial Rate.

         All interest shall be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid. There shall be no penalty for prepayment.

         As used herein, Prime Commercial Rate shall mean the rate established by The Huntington National Bank from time to time as its Prime Commercial Rate based on its consideration of economic, money market, business and competitive factors. The Prime Commercial Rate is not necessarily the lowest rate offered to business borrowers by The Huntington National Bank. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the undersigned immediately with each change in the Prime Commercial Rate.


MANNER OF PAYMENT
-----------------

         The Principal Sum shall be payable on January 31, 2001, and accrued interest shall be due and payable monthly at the times provided in the Loan Agreement, and at maturity, whether by demand, acceleration or otherwise.


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LATE CHARGE
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         Any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment.


DEFAULT
-------

         Upon the occurrence of any of the Events of Default described in
Section 12 of the Loan Agreement, the Bank may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event the Bank shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agree to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law.


GENERAL PROVISIONS
------------------

         All of the parties hereto, including the undersigned, and any indorser, surety, or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended an unlimited number of times before or after maturity without notice. The Bank shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any collateral herefor before exercising any other such rights.

         The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which then secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

         The captions used herein are for references only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.


WAIVER OF RIGHT TO TRIAL BY JURY
--------------------------------

         THE UNDERSIGNED ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE UNDERSIGNED AND THE BANK, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS NOTE ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, THE UNDERSIGNED HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS NOTE OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.


                                  GLIMCHER PROPERTIES LIMITED PARTNERSHIP

                                  By: Glimcher Properties Corporation

                                  Its: Sole General Partner

                                  By: William G. Cornely
                                      ------------------------------------------

                                  Its: Executive Vice President, Chief Financial
                                       -----------------------------------------
                                       Officer & Chief Operating Officer
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